Exhibit 21.1
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                WHOLLY-OWNED SUBSIDIARIES OF CHILES OFFSHORE INC.
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NAME                                                 JURISDICTION
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Chiles Offshore Finance Corp.                        Delaware
Chiles Columbus LLC                                  Delaware
Chiles Magellan LLC                                  Delaware
Chiles Coronado Inc.                                 Delaware
Chiles Discovery LLC                                 Delaware
Chiles Galileo LLC                                   Delaware
Chiles Offshore International Inc.                   Marshall Islands